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Exhibit 10.43

Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

January 28, 2002

CONFIDENTIAL

Grupo Televisa S.A.
Av. Vasco de Quiroga No. 2000
Colonia Santa Fe
01210 Mexico, D.F.
Mexico

Re:	Acquisition of Fonovisa Music Group

Gentlemen:

        We refer to the letter agreement (the "Letter Agreement") dated December 19, 2001, pursuant to which we have agreed to purchase and you have agreed to sell the Fonovisa group of companies, and to the letter dated January 11, 2002, in which we agreed to extend the date for execution and delivery of the Long-form Agreement set forth in Section 5 of the Letter Agreement (the "Long-form Agreement") from January 15, 2002 to January 28, 2002. In connection therewith, the parties hereby agree to extend the date for execution and delivery of the Long-form Agreement from January 28, 2002 to February 8, 2002. Except as amended hereby, the Letter Agreement remains in full force and effect in accordance with its terms.

        You acknowledge that our representatives have assisted your representatives in preparing the disclosure schedules related to the Letter Agreement. You further agree and acknowledge that the preparation of such disclosure schedules and the information included thereon or omitted thereform are your sole responsibility.

        If the foregoing sets forth over mutual agreement and understanding, please execute below.

Very truly yours,
UNIVISION COMMUNICATIONS INC.

By:	/s/ C. DOUGLAS KRANWINKLE
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President

ACCEPTED, AGREED TO AND ACKNOWLEDGED
This 28th day of January, 2002

GRUPO TELEVISA S.A.
By:	/s/ MA. AZUCENA DOMINGUEZ COBIAN	By:	/s/ JORGE LUTTEROTH ECHEGOYEN
Name:	Ma. Azucena Dominguez Cobian	Name:	Jorge Lutteroth Echegoyen
Title:	Attorney in Fact	Title:	Attorney in Fact

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  Exhibit 10.43